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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsor and Trustee of Equity Investor Fund, Focus Series Pacific Rim Portfolio 2000 Series A, Defined Asset Funds:



We consent to the use in this Registration Statement No. 333-96375 of our report dated February 18, 2000, relating to the Statement of Condition of Equity Investor Fund, Focus Series Pacific Rim Portfolio 2000 Series A, Defined Asset Funds and to the reference to us under the heading "How The Fund
Works--Auditors" in the Prospectus which is a part of this Registration
Statement.



DELOITTE & TOUCHE LLP
New York, NY
February 18, 2000